Exhibit 99.1

ZIFF DAVIS, INC.

Supplemental Financial Data
May 9, 2025

360 Park Avenue S, New York, New York 10010

CONTACT:

Alan Steier
Investor Relations
Ziff Davis, Inc.
investor@ziffdavis.com

Rebecca Wright
Corporate Communications
Ziff Davis, Inc.
press@ziffdavis.com

SEGMENT REALIGNMENT

Following changes to our internal reporting structure, the Company concluded that it has five operating segments, which are now presented as the following five reportable segments: 1) Technology & Shopping, 2) Gaming & Entertainment, 3) Health & Wellness, 4) Connectivity, and 5) Cybersecurity & Martech. Prior period segment information is presented on a comparable basis to confirm to this new segment presentation with no effect on previously reported consolidated results.

The following tables set forth Revenues (1) by quarter and by reportable segment (in thousands):

	2023
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate	Total
Q1 2023	$69,942	$34,573	$78,189	$51,422	$73,016	$—	$307,142
Q2 2023	76,675	39,995	86,666	49,484	73,196	—	326,016
Q3 2023	78,718	45,023	90,619	53,574	73,051	—	340,985
Q4 2023	105,222	49,230	106,449	57,038	71,946	—	389,885
Total Revenues	$330,557	$168,821	$361,923	$211,518	$291,209	$—	$1,364,028

	2024
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate	Total
Q1 2024	$69,267	$36,640	$79,978	$53,148	$75,452	$—	$314,485
Q2 2024	72,567	42,981	85,988	50,281	68,983	—	320,800
Q3 2024	87,126	49,714	90,771	55,943	70,026	—	353,580
Q4 2024	132,922	50,941	105,671	54,248	69,041	—	412,823
Total Revenues	$361,882	$180,276	$362,408	$213,620	$283,502	$—	$1,401,688

(1) Figures above are net of inter-segment revenues.

The following tables set forth Adjusted EBITDA by quarter and by reportable segment (in thousands):

	2023
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate (1)	Total
Q1 2023	$14,201	$11,183	$26,977	$27,098	$25,086	$(10,212)	$94,333
Q2 2023	19,060	15,310	31,234	23,487	26,605	(9,020)	106,676
Q3 2023	17,585	19,528	33,757	26,368	24,438	(7,942)	113,734
Q4 2023	49,822	24,845	46,834	30,265	25,445	(9,645)	167,566
Total Adjusted EBITDA	$100,668	$70,866	$138,802	$107,218	$101,574	$(36,819)	$482,309

	2024
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate (1)	Total
Q1 2024	$14,624	$13,429	$26,198	$26,946	$29,643	$(10,089)	$100,751
Q2 2024	17,345	12,282	30,115	24,160	22,165	(9,803)	96,264
Q3 2024	31,170	18,193	32,240	29,463	24,620	(10,995)	124,691
Q4 2024	58,253	24,720	46,827	29,522	22,360	(9,880)	171,802
Total Adjusted EBITDA	$121,392	$68,624	$135,380	$110,091	$98,788	$(40,767)	$493,508

(1) Corporate includes certain unallocated overhead costs that were historically presented within the Digital Media reportable segment.

RECONCILIATION
TO NON-GAAP MEASURE

Non-GAAP Financial Measure
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use Adjusted EBITDA as one of the non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use this non-GAAP financial measure for financial and operational decision making and as means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results or, in certain cases, may be non-cash in nature. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. This non-GAAP financial measure also facilitate management’s internal comparisons to our historical performance and liquidity. We believe this non-GAAP financial measure is useful to investors both because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making, (2) it is used to determine the amount of annual incentive compensation paid to our named executive officers, and (3) it is used by the analyst community to help them analyze the health of our business.
This non-GAAP financial measure is not measure presented in accordance with GAAP, and our use of this term may vary from that of other companies, limiting its usefulness for comparison purposes. This non-GAAP financial measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP financial measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.
Non-GAAP financial measure excludes the certain items listed below. We believe that excluding these items from the non-GAAP measure facilitates comparisons to historical operating results and comparisons to peers, many of which exclude similar items. We believe that non-GAAP financial measure provides meaningful supplemental information regarding operational performance. We further believe this measure is useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements.
Adjusted EBITDA is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain items including, but not limited to:
•Interest expense, net. Interest expense is generated primarily from interest due on outstanding debt, partially offset by interest income generated from the interest earned on cash, cash equivalents, and investments;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to extinguishments of long-term debt obligations. We believe this (gain) loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of businesses. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•(Gain) loss on investments, net. This item includes realized gains and losses, unrealized gains and losses, and impairment charges on debt and equity investments. The amount of gain or loss depends on the share price for investments with readily determinable fair value and on observable price changes for investments without a readily determinable fair value, and does not represent core business operating results of the Company;
•Other (income) loss, net. This income or expense relates to other non-operating items and does not represent recurring core business operating results of the Company;
•Income tax (benefit) expense. This benefit or expense depends on the pre-tax loss or income of the Company, statutory tax rates, tax regulations, and different tax rates in various jurisdictions in which the Company operates and which the Company does not have the control over;
•(Income) loss from equity method investment, net of tax. This is a non-cash income or expense as it relates primarily to our investment in OCV Fund I, LP (the “OCV Fund”). We believe that gain or loss resulting from our equity method investment does not represent core business operating results of the Company;
•Depreciation and amortization. This is a non-cash expense at it relates to use and associated reduction in value of certain assets including equipment, fixtures, and certain capitalized internal-use software and website development costs, and identifiable definite-lived intangible assets of the acquired businesses;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various share-based incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;
•Acquisition, integration, and other costs. This includes adjustments to contingent consideration, lease terminations, retention bonuses, other acquisition-specific items, and other costs, such as severance, third-party debt modification costs and legal settlements. These expenses do not represent core business operating results of the Company;
•Disposal related costs. These are expenses associated with the disposal of certain businesses that do not represent core business operating results of the Company;

•Lease asset impairments and other charges. These expenses are incurred in connection with impaired right-of-use (“ROU”) assets of the Company. Associated expenses are comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent core business operating results of the Company; and
•Goodwill impairment. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent core business operating results of the Company.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following tables set forth Revenues and a reconciliation of Income (loss) from operations to Adjusted EBITDA by segment (in thousands):

	Three months ended March 31, 2023
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate (1)	Total
Revenues	$69,942	$34,573	$78,189	$51,422	$73,016	$—	$307,142

(Loss) income from operations	$(8,488)	$7,781	$10,154	$20,215	$11,688	$(15,035)	$26,315
Depreciation and amortization	20,897	2,308	13,360	6,255	11,630	173	54,623
Share-based compensation	654	203	1,144	518	1,572	4,311	8,402
Acquisition, integration, and other costs	311	891	1,846	110	91	276	3,525
Disposal related costs	—	—	—	—	—	149	149
Lease asset impairments and other charges	827	—	473	—	105	(86)	1,319
Adjusted EBITDA	$14,201	$11,183	$26,977	$27,098	$25,086	$(10,212)	$94,333

	Three months ended June 30, 2023
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate (1)	Total
Revenues	$76,675	$39,995	$86,666	$49,484	$73,196	$—	$326,016

(Loss) income from operations	$(3,809)	$12,270	$13,322	$15,814	$13,565	$(12,267)	$38,895
Income from equity method investment, net of tax	—	—	—	—	—	(1,500)	(1,500)
Depreciation and amortization	21,573	2,281	14,426	6,731	11,590	255	56,856
Share-based compensation	1,079	257	1,388	752	1,283	4,458	9,217
Acquisition, integration, and other costs	466	502	2,098	190	113	—	3,369
Disposal related costs	—	—	—	—	—	60	60
Lease asset impairments and other charges	(249)	—	—	—	54	(26)	(221)
Adjusted EBITDA	$19,060	$15,310	$31,234	$23,487	$26,605	$(9,020)	$106,676

	Three months ended September 30, 2023
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate (1)	Total
Revenues	$78,718	$45,023	$90,619	$53,574	$73,051	$—	$340,985

(Loss) income from operations	$(63,822)	$15,101	$15,930	$17,281	$12,527	$(10,336)	$(13,319)
Depreciation and amortization	21,232	3,712	14,010	7,351	10,941	(1,392)	55,854
Share-based compensation	2,207	218	1,175	325	399	2,450	6,774
Acquisition, integration, and other costs	(439)	497	2,639	1,411	263	86	4,457
Disposal related costs	453	—	—	—	202	978	1,633
Lease asset impairments and other charges	1,104	—	3	—	106	272	1,485
Goodwill impairment	56,850	—	—	—	—	—	56,850
Adjusted EBITDA	$17,585	$19,528	$33,757	$26,368	$24,438	$(7,942)	$113,734

	Three months ended December 31, 2023
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate (1)	Total
Revenues	$105,222	$49,230	$106,449	$57,038	$71,946	$—	$389,885

Income (loss) from operations	$25,621	$22,147	$24,169	$17,281	$5,430	$(13,928)	$80,720
Depreciation and amortization	19,569	2,067	18,074	11,456	18,457	10	69,633
Share-based compensation	1,001	80	1,136	419	932	3,959	7,527
Acquisition, integration, and other costs	4,114	551	3,421	1,109	420	34	9,649
Disposal related costs	180	—	—	—	—	195	375
Lease asset impairments and other charges	(663)	—	34	—	206	85	(338)
Adjusted EBITDA	$49,822	$24,845	$46,834	$30,265	$25,445	$(9,645)	$167,566

Figures above are net of inter-segment revenues and operating costs and expenses.
(1) Corporate includes certain unallocated overhead costs that were historically presented within the Digital Media reportable segment.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following tables set forth Revenues and a reconciliation of Income (loss) from operations to Adjusted EBITDA by segment (in thousands):

	Three months ended March 31, 2024
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate (1)	Total
Revenues	$69,267	$36,640	$79,978	$53,148	$75,452	$—	$314,485

(Loss) income from operations	$(6,635)	$10,515	$8,600	$19,359	$19,428	$(15,406)	$35,861
Depreciation and amortization	17,914	2,392	13,399	7,001	7,740	7	48,453
Share-based compensation	1,178	188	1,341	633	1,134	4,398	8,872
Acquisition, integration, and other costs	1,663	334	2,858	(47)	864	594	6,266
Disposal related costs	366	—	—	—	—	130	496
Lease asset impairments and other charges	138	—	—	—	477	188	803
Adjusted EBITDA	$14,624	$13,429	$26,198	$26,946	$29,643	$(10,089)	$100,751

	Three months ended June 30, 2024
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate (1)	Total
Revenues	$72,567	$42,981	$85,988	$50,281	$68,983	$—	$320,800

(Loss) income from operations	$(8,067)	$8,198	$13,302	$21,702	$11,547	$(18,113)	$28,569
Depreciation and amortization	19,863	2,841	13,013	7,617	8,800	7	52,141
Share-based compensation	1,625	327	1,509	764	1,222	6,153	11,600
Acquisition, integration, and other costs	4,086	916	2,276	(5,923)	471	2,011	3,837
Disposal related costs	—	—	—	—	20	57	77
Lease asset impairments and other charges	(162)	—	15	—	105	82	40
Adjusted EBITDA	$17,345	$12,282	$30,115	$24,160	$22,165	$(9,803)	$96,264

	Three months ended September 30, 2024
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate (1)	Total
Revenues	$87,126	$49,714	$90,771	$55,943	$70,026	$—	$353,580

(Loss) income from operations	$(78,615)	$15,044	$18,247	$20,813	$14,891	$(19,684)	$(29,304)
Depreciation and amortization	20,334	2,631	12,505	7,867	7,980	34	51,351
Share-based compensation	1,047	365	1,343	623	1,178	5,605	10,161
Acquisition, integration, and other costs	3,095	154	145	160	473	2,678	6,705
Disposal related costs	(390)	—	—	—	—	368	(22)
Lease asset impairments and other charges	426	(1)	—	—	98	4	527
Goodwill impairment	85,273	—	—	—	—	—	85,273
Adjusted EBITDA	$31,170	$18,193	$32,240	$29,463	$24,620	$(10,995)	$124,691

	Three months ended December 31, 2024
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate (1)	Total
Revenues	$132,922	$50,941	$105,671	$54,248	$69,041	$—	$412,823

Income (loss) from operations	$22,245	$20,244	$27,058	$17,500	$9,095	$(17,620)	$78,522
Depreciation and amortization	25,313	2,869	13,849	9,397	8,505	38	59,971
Share-based compensation	1,164	190	1,411	638	1,097	5,782	10,282
Acquisition, integration, and other costs	9,710	1,323	4,509	1,987	3,587	2,270	23,386
Disposal related costs	—	—	—	—	—	(350)	(350)
Lease asset impairments and other charges	(179)	94	—	—	76	—	(9)
Adjusted EBITDA	$58,253	$24,720	$46,827	$29,522	$22,360	$(9,880)	$171,802

Figures above are net of inter-segment revenues and operating costs and expenses.
(1) Corporate includes certain unallocated overhead costs that were historically presented within the Digital Media reportable segment.